Exhibit 10.11

ORDINARY SHARE PURCHASE AGREEMENT

This Ordinary Share Purchase Agreement (this “Agreement”) is made as of January 22, 2021 by and among Tusimple (Cayman) Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”); and Perry Creek Capital Fund II LP, an exempted company duly formed and validly existing under the laws of the State of Delaware (the “Purchaser”).

RECITALS

A. The Company and the Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. Contemporaneously with the execution hereof, the Purchaser is entering into, and becoming an “Additional Purchaser” under, the Series E Preferred Share Purchase Agreement dated as of November 27, 2020 (the “Series E Purchase Agreement”) by and among the Company, certain affiliates thereof, certain purchasers of the Company’s Series E preferred shares (“Series E Shares”) and certain other parties thereto.

C. The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, such number of shares of the Ordinary Shares (as defined below) of the Company as specified herein.

D. The purchase by Purchaser of Ordinary Shares hereunder is expected to occur concurrently with the closing of the IPO (as defined below).

E. In addition to the purchase by Purchaser of Ordinary Shares hereunder, the Company may sell Ordinary Shares to certain third parties in private placements contingent on and concurrently with the closing of the IPO.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Allocated Shares” means with respect to such number of whole shares of Ordinary Shares equal to the quotient resulting from dividing (i) the Subscription Amount by (ii) the Purchase Price, rounded down to the nearest share.

“Closing” means the closing of the purchase by the Purchaser and sale by the Company of the Allocated Shares to the Purchaser pursuant to this Agreement on the Closing Date as provided in Section 2 hereof, which shall be contingent on and concurrent with the closing of the IPO.

“Closing Date” has the meaning set forth in Section 2.1(b).

“Company Counsel” means Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

“IPO” means the proposed underwritten initial public offering of the Company’s Ordinary Shares pursuant to the Registration Statement, immediately following which the Ordinary Shares will be traded on a United States national stock exchange.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means a material adverse effect on (a) the results of operations, assets, liabilities, business, or financial condition of the Company, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

“Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the Registration Statement pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Ordinary Shares” means the ordinary shares, par value US$0.0001 per share, of the Company, and also includes any securities into which the Ordinary Shares may hereafter be reclassified or changed.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means the per share initial public offering price in the IPO (prior to any underwriting discounts and commissions).

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Registration Statement” means the registration statement on Form S-1 initially submitted confidentially to the Commission on December 23, 2020, as amended from time to time, including a prospectus filed pursuant to Rule 424 under the Securities Act and any free writing prospectuses, relating to the underwritten public offering of the Company’s Ordinary Shares.

“Rights Agreement” means that certain Seventh Amended and Restated Shareholders’ Agreement, dated December 4, 2020, by and among the Company, certain Affiliates thereof, the investors named therein and certain other parties thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the total number of Allocated Shares purchased by the Purchasers under this Agreement.

“Subscription Amount” means US$6,605,647.00.

“Underwriting Agreement” means that certain Underwriting Agreement expected to be entered into by and among the Company and the several underwriters of the Company’s Ordinary Shares in connection with the IPO (together, the “Underwriters”), relating to the underwritten public offering of shares of the Company’s Ordinary Shares as described in the Registration Statement.

“Voting Securities” shall mean, at any time, shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

ARTICLE 2

PURCHASE AND SALE

2.1 Closing.

(a) Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser the Allocated Shares, and the Purchaser shall purchase the Allocated Shares from the Company.

(b) Closing. The Closing of the purchase and sale of the Allocated Shares to the Purchaser shall, subject to Section 4.1 and Section 4.2, be contingent on and shall take place concurrently with the closing of the IPO (the date of such closing, the “Closing Date”) at the offices of Company Counsel, 550 Allerton Street, Redwood City, California 94063 or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c) Form of Payment. On the Closing Date, the Purchaser shall wire the Subscription Amount, in United States dollars and in immediately available funds, by wire transfer to the Company’s account, as set forth in instructions previously provided to the Purchaser.

2.2 Closing Deliveries.

(a) On the Closing, the Company shall issue the Allocated Shares registered in the name of the Purchaser (the “Company Deliverables”), which Allocated Shares shall be uncertificated shares held in electronic book entry at the Company’s transfer agent.

(b) On or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the Subscription Amount, in United States dollars and in immediately available funds, by wire transfer to the Company’s account as previously provided to the Purchaser (the “Purchaser Deliverables”).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser that, except as set forth in the schedules delivered herewith:

(a) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its Memorandum and Articles of Association. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its shareholders in connection therewith. This Agreement has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. Except as disclosed in the

Registration Statement, there are no share purchase agreements, shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provisions of the Company’s Memorandum and Articles of Association or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected, except in the case of clause (iii) such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(d) Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions imposed by any lock-up or market stand-off agreements to which the Purchaser is party (subject to any modifications or limitations to such agreements provided for herein) or applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(e) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Allocated Shares by the Company to the Purchaser under this Agreement.

(f) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company or any of its Affiliates.

(g) Representations and Warranties in Series E Purchase Agreement. The representations and warranties made by the Warrantors (as defined in the Series E Purchase Agreement) in the Series E Purchase Agreement pursuant to Section 4 and Schedule 5 thereof are true and correct in all material respects as of the date hereof.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser. This Agreement has been duly executed by the Purchaser and when delivered by the Purchaser in accordance with the terms hereof will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c) Restricted Securities. The Purchaser understands that the Allocated Shares are being issued in a transaction that was not, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Allocated Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Allocated Shares indefinitely until such Shares are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Allocated Shares for resale other than as set forth in the Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Allocated Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(d) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the applicable signature page attached hereto.

(e) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Allocated Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Allocated Shares and is able to afford a complete loss of such investment.

(f) Access to Information. The Purchaser acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Allocated Shares and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Allocated Shares and the merits and risks of investing in the Allocated Shares; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Notwithstanding the foregoing, neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in this Agreement.

(g) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(h) Reliance on Exemptions. The Purchaser understands that the Allocated Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Allocated Shares.

(i) Market Stand-Off. The Purchaser acknowledges and agrees that, it is bound by the market stand-off agreement set forth in Section 11 of Exhibit B to the Rights Agreement (the “Market Stand-Off”), and such agreement is in full force and effect, and following the consummation of the transactions contemplated by this Agreement will remain in full force and effect, including with respect to the Allocated Shares, and agrees, to be bound thereby with respect to the Allocated Shares.

(j) Legends. The Purchaser understands that the Allocated Shares may bear one or all of the following legends:

(i) “THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

(ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the Allocated Shares represented by the certificate so legended.

ARTICLE 4

CONDITIONS PRECEDENT TO CLOSING

4.1 Conditions Precedent to the Obligations of the Purchaser to Purchase Shares at the Closing. The obligation of the Purchaser to acquire the Allocated Shares at the Closing is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except for such representations and warranties that speak as of a specific date.

(b) IPO. On or prior to July 15, 2021, (i) the Underwriters shall have purchased, concurrent with the purchase of the Allocated Shares by the Purchaser hereunder, the Firm Shares (as defined in the Underwriting Agreement) at the same purchase price (less any underwriting discounts or commissions) per share payable by the Purchaser hereunder and (ii) the Company shall have received net proceeds equal to at least $500,000,000 from the IPO.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(e) No Other Financing. Other than the sales and issuances of Series E Shares pursuant to the Series E Purchase Agreement, there has been no other capital raise (including any issuance of any security, note or other instrument convertible or exchangeable into equity securities of the Company) effected or agreed to by the Company since the date of this Agreement.

(f) No Material Adverse Effect. Since this date of this Agreement, no event, circumstance or change shall have occurred that, individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably could be expected to have a Material Adverse Effect on the Company.

4.2 Conditions Precedent to the Obligations of the Company to sell Shares at the Closing. The Company’s obligation to sell and issue to the Purchaser the Allocated Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct in all respects as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date.

(b) IPO Shares. The Underwriters shall have purchased, concurrent with the purchase of the Allocated Shares by the Purchaser hereunder, the Firm Shares (as defined in the Underwriting Agreement) at the same purchase price (less any underwriting discounts or commissions) per share payable by the Purchaser hereunder.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Purchaser Deliverables. The Purchaser shall have delivered the Purchaser Deliverables in accordance with Section 2.2(b), as well as any information required by the Company’s transfer agent in order to establish an electronic book entry for the Purchaser.

(e) Lock-Up Agreement. The Purchaser shall have executed and delivered to the Underwriters a lock-up agreement in substantially the form previously provided to the Purchaser (the “Lock-Up Agreement”), and such Lock-Up Agreement shall be in full force and effect.

ARTICLE 5

CERTAIN RIGHTS OF THE PURCHASER

5.1 Registrable Securities. The Company acknowledges that all of the Allocated Shares purchased by the Purchaser hereunder shall be deemed “Registrable Securities” for purposes of the Rights Agreement.

5.2 Most Favored Nation. The Company hereby represents and warrants that it has provided to the Purchaser an accurate written summary in reasonable detail of each agreement or understanding between the Company (or any Affiliate) and any other investor in connection with a capital raise through the issuance and sale of Ordinary Shares (any such investor, an “Other Ordinary Share Investor”) as of the date of this Agreement that provides such Other Ordinary Share Investor with any right, benefit, term or condition that is different from the rights, benefits, terms and conditions established in favor of the Purchaser pursuant to this Agreement (including, without limitation, as regards the applicability of any lock-up period or other restriction on selling Ordinary Shares, whether under the Lock-Up Agreement, the Market Stand-Off or otherwise) (such different rights, benefits, terms or conditions collectively, the “Other Terms”; any such agreement or understanding providing for Other Terms, an “Other Ordinary Share Investor Agreement”), if any. The Company further agrees that if any Other Ordinary Share Investor is granted any Other Terms prior to the Closing (including, without limitation, pursuant to an Other Ordinary Investor Agreement in place as of the date hereof), the Company shall notify the Purchaser promptly (and in any event within five business days) of such Other Terms being granted, including a summary in reasonable detail thereof and of the applicable Other Ordinary Share Investor Agreement, and shall offer such Other Terms to the Purchaser. If the Purchaser elects to accept any Other Terms, such Other Terms shall apply retroactively as of the date of this Agreement (or, if earlier, as of the date such Other Terms were granted to the Other Ordinary Share Investor).

5.3 Use of Name. Except as required under applicable laws and regulations, the Company shall not (and shall cause its Affiliates, employees, service providers and agents not to), without the prior written consent of the Purchaser, (a) use, whether orally or in writing, in advertising, publicity or otherwise, the name, address or other identifying information of the Purchaser, any Affiliate of the Purchaser or any derivative thereof, or any director, officer or employee of the Purchaser or its Affiliates, (b) represent, directly or indirectly, that any product or any service provided by the Company or any of its Affiliates has been approved or endorsed by the Purchaser or any of its Affiliates or (c) disclose, whether orally or in writing, any relationship with the Purchaser using the Purchaser’s or any Affiliate’s name, for any reason.

5.4 Indemnity. The Company will indemnify, defend and hold harmless the Purchaser and its Affiliates, directors, officers, employees, agents and representatives against: all losses, damages, costs and expenses (including attorneys’ fees and expenses) arising out of any breach by the Company of this Agreement, including any breach of any representation, warranty, covenant or other obligation of the Company hereunder, except, in each case, for obligations, demands, claims, liabilities and losses caused by the Purchaser’s gross negligence or willful misconduct.

5.5 Further Assurance. From the date of this Agreement until the Closing Date, the Company shall, from time to time upon request by Purchaser, use their reasonable best efforts, execute and deliver such additional documents and take such further actions, in each case, to fulfill or obtain the fulfillment of the conditions precedent to the consummation of, and generally to effectuate, the transactions contemplated hereby.

ARTICLE 6

MISCELLANEOUS

6.1 Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) a written notice from the Company to the Purchaser, provided that such notice shall be delivered prior to the public filing of the Registration Statement, subject to the consent of the Purchaser to such termination, provided further that such consent shall not be required in the event such termination is required under applicable laws and regulations, (ii) the withdrawal by the Company of the Registration Statement, or (iii) following the execution of the Underwriting Agreement, the termination of such Underwriting Agreement in accordance with its terms.

6.2 Fees and Expenses. Each party shall pay its own fees and expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

6.3 Entire Agreement. This Agreement, together with any exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement.

6.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. The address for such notices and communications shall be as follows:

If to the Company:	Tusimple (Cayman) Limited
9191 Towne Centre Drive, Suite 600
San Diego, California 92122
Attention: Cheng Lu, President and CEO

With a copy to:	Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
550 Allerton Street
Redwood City, California 94063
Attention: Zhen Liu and Jeff Vetter

If to the Purchaser:	c/o Perry Creek Capital LP 150 E. 58th Street, 17th Floor New York, New York 10155

With a copy to:	Purrington Moody Weil LLP
414 W. 14th Street, 4th Floor
New York, NY 10014 Attention: David K. Moody

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.5 Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

6.6 Construction. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

6.7 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors (including without limitation any continued entity by way of reorganization, redomestication or continuation) and permitted assigns. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of law thereof.

6.9 Survival. The representations and warranties set forth in Sections 3.1(a), (b), (c) and (d) shall survive the Closing and the delivery of the Shares until the latest date permitted by laws or indefinitely if such date is not provided. The representations and warranties set forth in Sections 3.1(e) and (f) shall survive the Closing and the delivery of the Shares for a period until two (2) years after the Closing. The representations and warranties set forth in Section 3.1(g) shall survive the Closing and the delivery of the Shares for the applicable period with respect to such representations and warranties set forth in the Series E Purchase Agreement. The agreements and covenants contained herein shall survive for the applicable statute of limitations; provided that (i) the Company’s covenants contained in Section 5.3 hereof, and Sections 6.4, 6.5, 6.8 and 6.12 and this Section 6.9, shall survive indefinitely and (ii) the Company’s indemnification obligations provided in Section 5.4 shall survive, with respect to each of the Company’s representations, warranties, covenants and agreements hereunder, for so long as such representation, warranty, covenant or agreement (as applicable) survives pursuant to this Section 6.9.

6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Ordinary Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

TUSIMPLE (CAYMAN) LIMITED

By:	/s/ Cheng Lu
Name:	Cheng Lu
Title:	President

IN WITNESS WHEREOF, the parties hereto have caused this Ordinary Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:

PERRY CREEK CAPITAL FUND II LP By: Perry Creek Capital GP II LLC, its general partner

By:	/s/ Brian Zingale
Name:	Brian Zingale
Title:	Partner